EXHIBIT 32.02

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, John R. Radle, certify that (i) the Form 10-K for the year ended December 31, 2021 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: March 25, 2022	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ John R. Radle
John R. Radle
Chief Operating Officer